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                                                                     Appendix 3Z

                                                Final Director's Interest Notice
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                                                                    Rule 3.19A.3


                                  APPENDIX 3Z

                        FINAL DIRECTOR'S INTEREST NOTICE



Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX's property and may be made public.

Introduced 30/9/2001.

Name of entity      Argosy Minerals Inc..

ABN                 073 391 189

We (the entity) give ASX the following information under listing rule 3.19A.3 and as agent for the director for the purposes of section 205G of the Corporations Act.


Name of director                                 Louis G. Montpellier

Date of last notice                              June 20, 2002

Date that director ceased to be director         November 26, 2002


Part 1 - Director's relevant interests in securities of which the director is the registered holder
In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust


Number & class of securities

                                                NIL



Part 2 - Director's relevant interests in securities of which the director is not the registered holder
In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust


Name of holder & nature of interest         Number & class of securities
Note: Provide details of the
circumstances giving rise to the
relevant interest

Louis G. Montpellier                        500,000 ordinary stock options
                                            exercisable at A$.35 until May 26,
                                            2003



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+ See chapter 19 for defined terms.
                                                              Appendix 3Z Page 1

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Appendix 3Z
Final Director's Interest Notice
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Part 3 - Director's interests in contracts

Detail of contract                                                    N/A

Nature of interest                                                    N/A

Name of registered holder
(if issued securities)                                                N/A

No. and class of securities to which N/A                              N/A
interest relates











+ See chapter 19 for defined terms.
                                                              Appendix 3Z Page 1

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